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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated February 22, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended December 30, 2000.

/s/ DELOITTE & TOUCHE LLP
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San Francisco, California
June 29, 2001